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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

PHARMACOPEIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27188 (Commission File Number)	33-0557266 (I.R.S. Employer Identification No.)
PO Box 5350, Princeton, New Jersey (Address of principal executive offices)		08543-5350 (Zip Code)

(609) 452-3600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On April 19, 2004, Pharmacopeia, Inc. (the "Company") issued a press release announcing the that the Securities and Exchange Commission has declared effective the registration statement on Form 10 of Pharmacopeia Drug Discovery, Inc. ("PDD"), which is the drug discovery business being spun off by the Company. As previously announced by the Company, the Board of Directors of the Company has set the record and distribution dates for a dividend, which will distribute to stockholders of the Company one share of PDD common stock for every two shares of Company common stock held. This dividend is expected to occur on April 30, 2004. Information statements regarding the distribution will be mailed to the Company's stockholders of record as of the close of business on April 16, 2004. PDD common stock is expected to begin trading on a "when-issued" basis on The Nasdaq National Market on April 20, 2004 under the ticker symbol "PCOPV." A copy of the Company's press release is furnished as an exhibit to this report.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 19, 2004

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      PHARMACOPEIA, INC.

                      By: /s/  JOHN J. HANLON

                      John J. Hanlon, Executive Vice President and
                      Chief Financial Officer

Date: April 20, 2004

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Signatures